KRAMER LEVIN NAFTALIS & FRANKEL llp

July 31, 2009

PNC Absolute Return TEDI Fund LLC
2 Hopkins Plaza
Baltimore, MD 21201

Re:           PNC Absolute Return TEDI Fund LLC (“Registrant”)
File Nos. 333-160876; 811-21815

Ladies and Gentlemen:

We hereby consent to the reference to our firm as Counsel in this Pre-Effective Amendment No. 1 on Form N-2 filed on behalf of the Registrant.

Very truly yours,

                                /s/ Kramer Levin Naftalis & Frankel LLP